EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS




Re: Associates Savings and Profit-Sharing Plan Registration Statement No. 333-9215 and Registration Statement No. 33-50087


We consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated May 29, 1997 to the Board of Directors of Associates First Capital Corporation and the Board of Directors of Ford Motor Company which is included in this Annual Report on Form 11-K.






                                                COOPERS & LYBRAND L.L.P.



Dallas, Texas
June 26, 1997